EXHIBIT 23.1



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS





Linda's Diversified Holdings Inc.
Cranford, New Jersey



We hereby consent to the incorporation by reference in this Registration Statement of Linda's Diversified Holdings Inc. on Form S-8 of our report dated February 15, 1996 (except for Note 13 as to which the date is April 11, 1996) with respect to the consolidated financial statements and schedules of Linda's Diversified Holdings Inc. included in its Annual Report on Form 10-KSB for the fiscal year ended December 31, 1995.

                                        ROTHSTEIN, KASS & COMPANY, P.C.

Roseland, New Jersey
October 15, 1996